EXHIBIT 10.4(a)

List of Officers and Directors Entering Into Indemnification Agreements

Name	Position
Adam S. Berger	Chief Executive Officer and Director
Gregory R. Liberman	President and Chief Operating Officer
Mark G. Thompson	Chief Financial Officer
Joshua A. Kreinberg	General Counsel and Corporate Secretary
David E. Siminoff	Chairman of the board of directors
Gregory J. Franchina	Chief Information Officer
Michael E. Brown	Director
Jonathan B. Bulkeley	Director
Benjamin A. Derhy	Director
Christopher S. Gaffney	Director
Laura B. Lauder	Director
Michael a. Kumin	Director
Scott M. Sassa	Director